                                                                   EXHIBIT 10.28


                                U.S. $50,000,000

                              TERM CREDIT AGREEMENT

                            Dated as of May 31, 2002

                                      Among

                     TELECOMUNICACIONES DE PUERTO RICO, INC.

                                  as Borrower,

                       PUERTO RICO TELEPHONE COMPANY, INC.

                                  as Guarantor,

                                       and

                                  HSBC BANK USA

                                    as Lender

                                TABLE OF CONTENTS

                                                                         PAGE #
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS............................     119
   SECTION 1.01 CERTAIN DEFINED TERMS..................................     119
   SECTION 1.02 COMPUTATION OF TIME PERIODS............................     130
   SECTION 1.03 ACCOUNTING TERMS.......................................     130

ARTICLE II. AMOUNTS AND TERMS OF THE ADVANCES..........................     130
   SECTION 2.01 THE TERM CREDIT ADVANCE................................     130
   SECTION 2.02 MAKING THE TERM CREDIT ADVANCE.........................     130
   SECTION 2.03 TERMINATION OF THE COMMITMENTS.........................     131
   SECTION 2.04 REPAYMENTS.............................................     131
   SECTION 2.05 INTEREST...............................................     131
   SECTION 2.06 INTEREST RATE DETERMINATION............................     132
   SECTION 2.07 OPTIONAL CONVERSION OF LOANS...........................     133
   SECTION 2.08 PREPAYMENTS OF LOANS...................................     133
   SECTION 2.09 INCREASED COSTS........................................     133
   SECTION 2.10 ILLEGALITY.............................................     134
   SECTION 2.11 PAYMENTS AND COMPUTATIONS..............................     134
   SECTION 2.12 TAXES..................................................     135
   SECTION 2.13 SHARING OF PAYMENTS, ETC...............................     137
   SECTION 2.14 USE OF PROCEEDS........................................     137

ARTICLE III. CONDITIONS TO EFFECTIVENESS AND LENDING...................     137
   SECTION 3.01 CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTION 2.01..     137
   SECTION 3.02 DETERMINATIONS UNDER SECTION 3.01......................     139

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.............................     139
   SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF THE BORROWER.........     139

ARTICLE V. COVENANTS OF THE LOAN PARTIES...............................     141
   SECTION 5.01 AFFIRMATIVE COVENANTS..................................     141
   SECTION 5.02 NEGATIVE COVENANTS.....................................     144
   SECTION 5.03 FINANCIAL COVENANTS....................................     146

ARTICLE VI. EVENTS OF DEFAULT..........................................     146
   SECTION 6.01 EVENTS OF DEFAULT......................................     146

ARTICLE VII. GUARANTY..................................................     149
   SECTION 7.01 GUARANTY; LIMITATION OF LIABILITY......................     149
   SECTION 7.02 GUARANTY ABSOLUTE......................................     150
   SECTION 7.03 WAIVER.................................................     151
   SECTION 7.04 CONTINUING GUARANTY; ASSIGNMENTS.......................     152
   SECTION 7.05 SUBROGATION............................................     152

ARTICLE VIII. MISCELLANEOUS............................................     153
   SECTION 8.01 AMENDMENTS, ETC........................................     153
   SECTION 8.02 NOTICES, ETC...........................................     153
   SECTION 8.03 NO WAIVER; REMEDIES....................................     154
   SECTION 8.04 COSTS AND EXPENSES.....................................     155
   SECTION 8.05 RIGHT OF SET-OFF.......................................     156
   SECTION 8.06 BINDING EFFECT.........................................     156
   SECTION 8.07 ASSIGNMENTS AND PARTICIPATIONS.........................     156
   SECTION 8.08 NONDISCLOSURE..........................................     159
   SECTION 8.09 GOVERNING LAW..........................................     159
   SECTION 8.10 JURISDICTION, ETC......................................     159
   SECTION 8.11 WAIVER OF JURY TRIAL...................................     160
   SECTION 8.12 EXHIBITS AND SCHEDULES INCORPORATED....................     160
   SECTION 8.13 EXECUTION IN COUNTERPARTS..............................     160

                              TERM CREDIT AGREEMENT

                            DATED AS OF MAY 31, 2002

            TELECOMUNICACIONES DE PUERTO RICO, INC., a Puerto Rico corporation (the "Borrower"), PUERTO RICO TELEPHONE COMPANY, INC., a Puerto Rico corporation ("PRTC" or the "Guarantor"), HSBC BANK USA, a New York State banking corporation ("HSBC" or "Initial Lender"), agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Additional Lender" means any Person that shall become a party hereto pursuant to Section 8.07.

      "Advance" means a Term Credit Advance.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "ANZ Indebtedness" means that certain term credit facility in a maximum aggregate principal amount of up to $50,000,000 extended to the Borrower pursuant to that certain Term Credit Agreement expected to be entered into not later than June 30, 2002, among the Borrower, the Guarantor, Australian and New Zealand Banking Group, Ltd., as administrative agent, and the lenders party thereto.

      "Applicable Lending Office" means, with respect to each Term Lender, such Term Lender's LIBOR Lending Office.

      "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Performance Level in effect on such date as set forth below:

-------------------------
 PERFORMANCE   APPLICABLE
    LEVEL        MARGIN
-------------------------
   Level I        0.45%
-------------------------
   Level II       0.60%
-------------------------
   Level III      0.75%
-------------------------
   Level IV      0.875%
-------------------------
   Level V        1.25%
-------------------------
   Level VI       1.75%
-------------------------
   Level VII      2.25%
-------------------------

      "Assignment and Acceptance" means an assignment and acceptance entered into by the Initial Lender and an Eligible Assignee pursuant to Section 8.07.

      "Base Rate" means, for any day, the simple average of the rates of interest announced publicly on such day in the Wall Street Journal by the principal commercial banks in New York, New York as their prime commercial lending rate, which for purposes hereof is not intended to be the lowest or best rate of interest charged by any Term Lender to a customer, with each change in such rate to be effective for purposes hereof on the day in which any such change is announced as herein provided. The Base Rate will be computed on the basis of a 360 day year for the actual number of days elapsed occurring in the period for which such interest is payable.

      "Base Rate Loan" means a Term Credit Advance that bears interest based upon the Base Rate as provided in Section 2.05(a)(i).

      "Bonds" means the following series of senior notes issued by the Borrower:
(a) $400,000,000 of 6.65% Senior Notes due 2006 and (b) $300,000,000 of 6.80%
Senior Notes due 2009.

      "Borrower" has the meaning specified in the preamble.

      "Borrower's Account" means the account of the Borrower maintained by the Borrower at Banco Popular de Puerto Rico with its office at Popular Center, ABA No. 021502011, Account No. 030-303666-4.

      "Borrowing Date" means the date the Term Credit Advance is made to the Borrower, which shall be the date of this Term Credit Agreement and must be a Business Date.

      "Business Day" means a day of the year on which banks are not required or authorized by law or executive order to close in New York City or San Juan, Puerto Rico, provided that, if the applicable Business Day relates to any LIBOR Loans, "Business Day" means a day of the year on which banks are not required or authorized by law or executive order to close in New York City or San Juan, Puerto Rico and on which dealings are carried on in the London interbank market.

      "BBVA Indebtedness" means those certain revolving credit facilities in a maximum aggregate principal amount of up to $50,000,000 extended to the Borrower pursuant to that certain Credit Agreement dated as of May 16, 2002, among the Borrower, the Guarantor, Banco Bilbao Vizcaya Argentaria Puerto Rico, as administrative agent, and the lenders party thereto, for working capital and other general corporate purposes of the Borrower.

      "BPOP Indebtedness" means those certain revolving credit facilities in a maximum aggregate principal amount of up to $90,000,000 extended to the Borrower pursuant to that certain Revolving Credit Agreement dated as of May 16, 2002, among the Borrower, the Guarantor, Banco Popular de Puerto Rico, as administrative agent, and the lenders party thereto, for working capital and other general corporate purposes of the Borrower.

      "Citibank Indebtedness" means those certain revolving credit facilities in a maximum aggregate principal amount of up to $500,000,000 extended to the Borrower pursuant to that certain Five-Year Credit Agreement dated as of March 2, 1999 among the Borrower, Citibank, N.A., as administrative agent, the lenders party thereto, Bank of America National Trust and Savings Association, as syndication agent, and The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, as documentation agents, for working capital and other general corporate purposes of the Borrower.

      "Commercial Paper Program" means the commercial paper program of the Borrower established pursuant to the Issuing and Paying Agent Agreement with the Chase Manhattan Bank (now known as JP Morgan Chase), whereby the Borrower may issue at any one time up to $500,000,000 principal amount of short term notes having maturities of up to one year

      "Commercial Paper Program Guaranty" means that certain Joint and Several Guaranty by Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc. in favor of the Holders of Notes Issued by Telecomunicaciones de Puerto Rico, Inc. Under a Certain Commercial Paper Program dated November 9, 2000, whereby the Guarantor guarantees the payment of principal and interest due by the Borrower under the notes issued pursuant to the Commercial Paper Program.

      "Commitment" has the meaning specified in Section 2.01.

      "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

      "Consolidated Assets" means, for any period, the total assets of the Borrower and its Subsidiaries as shown on the audited Consolidated balance sheet or unaudited Consolidated balance sheet, as the case may be, as of the end of the most recent fiscal quarter preceding such period.

      "Controlling Interest" means: (a) ownership of at least 35% plus one share of the Voting Stock of the Borrower; and (b) the ability to appoint a majority of the Board of Directors of the Borrower.

      "Convert", "Conversion" and "Converted" each refers to a conversion of the Loan from a LIBOR Loan to a Base Rate Loan, and vice versa.

      "Debt" of any Person means, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business for which collection proceedings have not been commenced, provided that trade payables for which collection proceedings have commenced shall not be included in the term "Debt" so long as the payment of such trade payables is being contested in good faith and by proper proceedings and for which appropriate reserves are being maintained); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all obligations of such Person created or arising under any conditional sale or other similar title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (e) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases; (f) all obligations of such Person in respect of acceptances, letters of credit or similar extensions of credit; (g) all net obligations of such Person in respect of Hedge Agreements; (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly, or indirectly through a Subsidiary, by such Person, or in effect guaranteed directly, or indirectly through a Subsidiary, by such Person through a written agreement either: (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt; or (2) to purchase, sell or lease (as lessee or lessor) Property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss and: (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

      "Debt to EBITDA Ratio" of any Person at any date means the ratio of: (a) Debt of the types that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person on such date to (b) EBITDA for the period of four fiscal quarters of such Person ended on or immediately prior to such date, provided that for purposes of clause (a) of this definition, Debt shall not include: (1) the obligations specified in clause (g) of the definition thereof set forth above; or (2) with respect to the Borrower, any obligations which may be assumed by the Borrower for guaranties of any indebtedness of the Borrower's employee stock ownership plan up to an aggregate principal amount of $26,100,000.

      "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

      "Disclosed Litigation" has the meaning specified in Section 3.01(b).

      "EBITDA" means the sum, determined on a Consolidated basis, of the
Borrower's: (a) net income (or net loss); (b) interest expense; (c) income tax expense; (d) depreciation expense; (e) amortization expense; and (f) non-cash severance charges in an aggregate amount not to exceed $40,000,000 in calendar year 2002.

      "EBITDA to Interest Ratio" of any Person on any date means the ratio of:
(a) EBITDA for the period of four fiscal quarters of such Person ended on or immediately prior to such date to (b) interest payable on, and amortization of debt discount in respect of, all Debt of such Person for the period of four fiscal quarters of such Person ended on or immediately prior to such date, provided that for purposes of clause (b) of this definition, Debt shall not include the obligations specified in clause (g) of the definition thereof set forth above.

      "Effective Date" has the meaning specified in Section 3.01.

      "Eligible Assignee" means: (a) the Initial Lender; (b) an Affiliate of the Initial Lender that is a financial institution and is majority-owned by the Initial Lender or the Initial Lender's holding company; (c) a commercial bank organized under the laws of the Commonwealth of Puerto Rico, the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (d) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; or (e) any other Person approved by the Borrower, such approval not to be unreasonably withheld; provided, however, that neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

      "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation: (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages; and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

      "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

      "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Loan Parties' controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

      "ERISA Event" means: (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any of the Loan Parties or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any of the Loan Parties or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the imposition of a lien under Section 302(f) of ERISA with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that is reasonably expected to result in the termination of, or the appointment of a trustee to administer, a Plan.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Rate Reserve Percentage" for any Interest Period for the Loan as long as it shall be a LIBOR Loan means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on the Loan is determined) having a term equal to such Interest Period.

      "Events of Default" has the meaning specified in Section 6.01.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Initial Lender from three Federal funds brokers of recognized standing selected by it.

      "GAAP" means: (a) in the case of the preparation of all financial reporting requirements, generally accepted accounting principles in the United States, as in effect from time to time; and (b) in the case of the calculation, certification and compliance with all financial tests and covenants, generally accepted accounting principles in the United States, as in effect on the date of the financial statements delivered to the Initial Lender in accordance with
Section 4.01(e), in each case applied on a consistent basis both as to classification of items and amounts.

      "GITI" means GTE International Telecommunications Incorporated, a Delaware corporation.

      "GTE Holdings (Puerto Rico)" shall mean GTE Holdings (Puerto Rico) LLC, a limited liability company organized under the laws of the State of Delaware.

      "Guaranteed Obligations" has the meaning specified in Section 7.01.

      "Guarantor" has the meaning specified in the recital of parties to this Agreement.

      "Guaranty" has the meaning specified in Section 7.01.

      "Hazardous Materials" means: (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas; and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

      "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

       "Interest Period" means, for the Loan so long as it shall be a LIBOR Loan, the period commencing on the Borrowing Date or the date of the Conversion of the Loan from a Base Rate Loan to a LIBOR Loan, if any, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to the Loan, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Initial Lender not later than 11:00 A.M. (Atlantic Standard Time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

      (i) the Borrower may not select any Interest Period that ends after the Termination Date;

      (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

      (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

      "LIBOR Lending Office" means, with respect to any Term Lender, the office of such Term Lender specified as its "LIBOR Lending Office" opposite its name on
Schedule I hereto or
such other office of such Term Lender as such Term Lender may from time to time specify to the Borrower and the Initial Lender.

      "LIBOR Rate" means, for any Interest Period, the rate appearing on Page BBAM1 of the Bloomberg Professional Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Initial Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., Atlantic Standard Time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" for such Interest Period shall be the average of the rates (rounded upward to the nearest whole multiple of 1/16 of 1%) per annum at which dollar deposits approximately equal in principal amount to the aggregate principal amount of such Loan and for a maturity comparable to such Interest Period are quoted to the Initial Lender by at least three (3) major international commercial banks in immediately available funds in the London interbank market at approximately 11:00 A.M., Atlantic Standard Time, two Business Days prior to the commencement of such Interest Period, for delivery on the date of commencement of such Interest Period.

      "LIBOR Loan" means the Loan as long as it bears interest based upon the LIBOR Rate as provided in Section 2.05(a)(ii).

      "Lien" means any lien, security interest or other charge or encumbrance of any kind.

      "Loan" means the Term Credit Advance made by the Initial Lender pursuant to Section 2.01.

      "Loan Party" means each of the Borrower and the Guarantor.

      "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any Loan Party and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on: (a) the ability of any Loan Party to conduct its business on substantially the same basis as conducted on the Effective Date; (b) the rights and remedies of any Term Lender under any Loan Document; or (c) the ability of any Loan Party to service its Debt obligations on a timely basis.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

      "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA,
that: (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than such Loan Party and the ERISA Affiliates; or
(b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

      "Note" means a Term Credit Note.

      "Notice of Borrowing" has the meaning specified in Section 2.02(a).

      "Other Taxes" has the meaning specified in Section 2.12(b).

      "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

      "Performance Level" means, as of any date of determination, the level set forth below as then in effect for the Borrower, as determined in accordance with the following provisions of this definition:

-------------------------------------------------------
                              RATING
-------------------------------------------------------
 PERFORMANCE        S&P                   MOODY'S
    LEVEL
-------------------------------------------------------
   Level I     A- or higher     and     A3 or higher
                    A-          and    Baa1 or lower
               BBB+ or lower    and          A3
-------------------------------------------------------
  Level II         BBB+         and         Baa1
-------------------------------------------------------
  Level III        BBB+         and         Baa2
                   BBB          and         Baa1
-------------------------------------------------------
  Level IV         BBB          and    Baa2 or lower
               BBB or lower     and         Baa2
-------------------------------------------------------
  Level V          BBB-         and    Baa3 or lower
               BBB- or lower    and         Baa3
-------------------------------------------------------
  Level VI          BB+         and         Ba1
-------------------------------------------------------
  Level VII         BB+         and     Ba2 or lower
                BB or lower     and         Ba1
                BB or lower     and     Ba2 or lower
-------------------------------------------------------

      "Permitted Liens" means, with respect to any Person: (a) Liens for taxes, assessments and governmental charges and levies to the extent not required to be paid under Section 5.01(b) hereof; (b) pledges or deposits to secure obligations under workers' compensation laws or similar legislation; (c) pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which such Person is a party;
(d) deposits to secure public or statutory obligations of such Person; (e) materialmen's, mechanics', carriers', workers', repairmen's or other like Liens in the ordinary course of business, or deposits to obtain the release of such Liens to the extent such Liens, in the aggregate, would not have a Material Adverse Effect; (f) deposits to secure surety and appeal bonds to which such Person is a party; (g) other pledges or deposits for similar purposes in the ordinary course of business; (h) Liens created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; (i) leases made, or existing on Property acquired, in the ordinary course of business; (j) landlord's Liens under leases to which such Person is a party; (k) zoning restrictions, easements, licenses, and restrictions on the use of real Property or minor irregularities in title thereto, which do not materially impair the use of such Property in the operation of the business of such Person or the value of such Property for the purpose of such business; and (l) bankers' liens, rights of set-off or analogous rights granted or arising by operation of law to any deposits held by or other indebtedness owing by any lender or any affiliate thereof to or for the credit or account of such person.

      "Permitted Receivables Financing" means any financing pursuant to which the Borrower or any Subsidiary of the Borrower may sell, convey, or otherwise transfer to a Receivables Subsidiary or any other Person (in the case of transfer by a Receivables Subsidiary), or grant a security interest in, any accounts receivable (and related assets) of the Borrower or such Subsidiary, provided that such financing shall be on customary market terms and shall non-recourse to the Borrower and its Subsidiaries (other than the Receivables Subsidiary) except to a limited extent customary for such transactions. The grant of a security interest in any accounts receivable of the Borrower or any Subsidiary of the Borrower (other than a Receivables Subsidiary) to secure Debt under any credit facility shall not be deemed a Permitted Receivables Financing.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

      "Plan" means a Single Employer Plan or a Multiple Employer Plan.

      "Property" means with respect to any Person, any right or interest in or to property of any kind whatsoever, whether real, personal (including, without limitation, cash) or mixed and whether tangible or intangible of such Person.

      "Purchase" means the acquisition by GITI, directly or indirectly, of the Controlling Interest.

      "Quarterly Date" means the last Business Day of March, June, September and December of each year.

      "Receivables Subsidiary" means a bankruptcy-remote, special-purpose wholly owned Subsidiary formed in connection with a Permitted Receivables Financing.

      "Required Lenders" means as at any time, Term Lenders having at least 66% of the aggregate outstanding principal amount of the Loan at such time.

      "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

      "Shareholders Agreement" means the Shareholders Agreement as defined in the Stock Purchase Agreement, as amended from time to time.

      "Significant Subsidiary" means, at any time, with respect to the Borrower, any Subsidiary, other than a Receivables Subsidiary, the assets of which, in the aggregate, exceed 5% of the Consolidated Assets, determined in accordance with GAAP.

      "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that: (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates; or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

      "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date: (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account any indemnification pursuant to the terms of the Stock Purchase Agreement and any other agreements entered into in connection therewith.

      "Stock Purchase Agreement" means the Amended and Restated Stock Purchase Agreement dated as of May 27, 1998, as amended and restated as of July 21, 1998 and as further amended from time to time on or before the Effective Date, among Puerto Rico Telephone Authority, Puerto Rico Telephone Company, GTE Holdings (Puerto Rico) and GITI.

      "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of: (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such limited liability company, partnership or joint venture; or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

      "Taxes" has the meaning specified in Section 2.12(a).

      "Term Credit Advance" means the advance by the Initial Lender to the Borrower as part of the Loan.

       "Term Credit Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Credit Advance made by such Term Lender.

      "Term Lenders" means the Initial Lender together with any Additional Lenders.

      "Termination Date" means the date that is 2 years after the Effective
Date.

      "Type" means, as to any Term Credit Advance, whether such Term Credit Advance is a Base Rate Loan or a LIBOR Loan, each of which shall constitute a Type of Term Credit Advance under this Agreement.

      "Verizon" means Verizon Communications Inc., a Delaware corporation, or its successor.

      "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

      SECTION 1.03 Accounting Terms. All terms of an accounting or financial nature not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

      SECTION 2.01 The Term Credit Advance. The Initial Lender agrees, on the terms and conditions hereinafter set forth, to make the Term Credit Advance to the Borrower, on the Borrowing Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the Initial Lender's name on the signature pages hereof, as such amount may be reduced pursuant to Section 2.03 (the Initial Lender's "Commitment"). The Loan shall be in an aggregate amount not to exceed $50,000,000. Within the limits of this Section 2.01, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.08 and may Convert Loans of one Type into Loans of another Type as provided for in Section
2.07. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

      SECTION 2.02 Making the Term Credit Advance. (a) The Term Credit Advance shall be made on notice, given not later than 11:00 A.M. (Atlantic Standard
Time) on the Business Day of the proposed borrowing by the Borrower to the Initial Lender. The notice of Borrowing (the "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested:
(i) date of the Loan; (ii) the Type of Term Credit Advance comprising the Loan;
(iii) the aggregate amount of the Loan; and (iv) in the case the Loan consists of a LIBOR Loan, initial Interest Period for such LIBOR Loan. The Initial Lender shall, before 2:00 PM (Atlantic Standard Time) on the date of the Loan, upon fulfillment of the applicable conditions set forth in

Article III, make available for the account of its Applicable Lending Office to the Borrower at the Borrower's Account, in same day funds, the Term Credit Advance.

      (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select LIBOR Loans as part of the Loan, if the obligation of the Initial Lender to make LIBOR Loans shall then be suspended pursuant to
Section 2.06 or 2.10.

      (c) The Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case that the Notice of Borrowing specifies that the Loan is to be comprised of one or more LIBOR Loans, the Borrower shall indemnify the Initial Lender against any loss, cost or expense incurred by the Initial Lender as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing for the Loan the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Initial Lender to fund the Term Credit Advance to be made by the Initial Lender as part of the Loan when the Term Credit Advance, as a result of such failure, is not made on such date.

      SECTION 2.03 Termination of the Commitments. On the Borrowing Date, after giving effect to the borrowing on such date, the aggregate unused Commitments of the Initial Lender shall be automatically and permanently reduced to zero.

      SECTION 2.04 Repayments. The Borrower shall repay to the Term Lenders on the Termination Date their pro rata portion of the aggregate principal amount of the Loan then outstanding.

      SECTION 2.05 Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of the Loan owing to each Term Lender from the Borrowing Date until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Loans. During such periods as the Loan is a Base
            Rate Loan, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears on each Quarterly Date, and on the date such Base Rate Loan shall be Converted or paid in full.

                  (ii) LIBOR Loans: During such periods as the Loan is a LIBOR
            Loan, a rate per annum equal at all times during each Interest Period for the Loan to the sum of: (x) the LIBOR Rate for such Interest Period for the Loan, plus (y) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such LIBOR Loans shall be Converted or paid in full.

      (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on: (i) the unpaid principal amount of the Loan owing to each Term Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on the Loan pursuant to clause (a)(i) or (a)(ii) above; and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on the Loan pursuant to clause (a)(i) above.

      SECTION 2.06 Interest Rate Determination. (a) Each Term Lender shall give prompt notice to the Borrower of the applicable interest rate for purposes of
Section 2.05(a)(i) or (ii) with respect to its pro rata portion of the aggregate principal amount of the Loan then outstanding.

      (b) If, with respect to any LIBOR Loan, the Required Lenders notify the Borrower that the LIBOR Rate for any Interest Period for such LIBOR Loan will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective LIBOR Loans for such Interest Period: (i) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan; and (ii) the obligation of the Term Lenders to Convert the Loan into a LIBOR Loan shall be suspended until the Required Lenders shall notify the Borrower that the circumstances causing such suspension no longer exist.

      (c) If the Borrower shall fail to select the duration of any Interest Period for any LIBOR Loan in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, such LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan.

      (d) On the date on which the aggregate unpaid principal amount of LIBOR Loans comprising the Loan shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such LIBOR Loans shall automatically Convert into Base Rate Loans.

      (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01: (i) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan; and
(ii) the obligation of the Term Lenders to make, continue or to Convert Loans into LIBOR Loans shall be suspended.

      (f) If on any date any Term Lender is unable to determine the LIBOR Rate for any LIBOR Loan to be made on such date:

            (i) such Term Lender shall forthwith notify the Borrower that the interest rate cannot be determined for such LIBOR Loan,

            (ii) with respect to LIBOR Loans, each such LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan (or if such Loan is then a Base Rate Loan, will Continue as a Base Rate Loan), and

            (iii) the obligation of such Term Lender to make LIBOR Loans or to Convert Loans into LIBOR Loans shall be suspended until such Term Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

      SECTION 2.07 Optional Conversion of Loans. The Borrower may on any Business Day, upon notice given to the Term Lenders not later than 11:00 A.M. (Atlantic Standard Time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Loans of one Type into Loans of the other Type; provided, however, that any Conversion of LIBOR Loans into Base Rate Loans shall be made only on the last day of an Interest Period for such LIBOR Loans and any Conversion of Base Rate Loans into LIBOR Loans shall be in an amount not less than $1,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify: (i) the date of such Conversion; (ii) the Type of Loan to be Converted; and (iii) if such Conversion is into LIBOR Loans, the duration of the initial Interest Period for each such LIBOR Loan. Each notice of Conversion shall be irrevocable and binding on the Borrower.

      SECTION 2.08 Prepayments of Loans. The Borrower may, upon at least two Business Days' notice to the Term Lenders stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Loan in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that: (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and the Borrower shall be obligated to reimburse the Term Lenders in respect thereof pursuant to Section 8.04(c).

      SECTION 2.09 Increased Costs. (a) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation; or (ii) the compliance with any written guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Term Lender of agreeing to make or making, funding or maintaining LIBOR Loans (excluding for purposes of this Section 2.09 any such increased costs resulting from: (i) Taxes or Other Taxes (as to which Section 2.12 shall govern); and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Term Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Term Lender, pay to such Term Lender additional amounts sufficient to compensate such Term Lender for such increased cost (whether or not such increased costs arise prior to the receipt of written notification from such central bank or other governmental authority); provided that the Borrower shall not be required to pay any such increased costs to the extent such increased costs accrued prior to the date that is six months prior to such notice. A certificate as to the amount of such increased cost, submitted to the Borrower by the Term Lender, shall be conclusive and binding for all purposes, absent error in the calculation of such amount.

      (b) If any Term Lender determines that compliance with any law or regulation or any written guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Term Lender or any corporation controlling such Term Lender (excluding any reserves included in the computation of the LIBOR Rate) and that the amount of such capital is increased by or based upon the existence of such Term Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Term Lender, the Borrower shall pay to such Term Lender, from time to time as specified by such Term Lender, additional amounts sufficient to compensate such Term Lender or such corporation (whether or not such amounts arise prior to the receipt of written notification from such central bank or other governmental authority) in the light of such circumstances, to the extent that such Term Lender reasonably determines such increase in capital to be allocable (in the proportion that such Term Lender's Commitment hereunder bears to all of such Term Lender's commitments of this type) to the existence of such Term Lender's commitment to lend hereunder; provided that the Borrower shall not be required to compensate such Term Lender to the extent such amounts arose prior to the date that is six months prior to such notice. A certificate as to such amounts submitted to the Borrower and Initial Lender by such Term Lender shall be conclusive and binding for all purposes, absent error in the calculation of such amounts.

      (c) Any Term Lender claiming any additional amounts payable pursuant to this Section 2.09 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize such additional amounts and to change, to the extent such Term Lender has at such time additional lending offices in existence, the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Term Lender, be otherwise notably disadvantageous to such Term Lender. The Borrower shall reimburse such Term Lender for such Term Lender's reasonable expenses incurred in connection with such change or in considering such a change in an amount not to exceed the Borrower's pro rata share of such expenses based on such Term Lender's pro-rata portion of the Loan and the total lending commitments and loans of such Term Lender to its similarly situated customers.

      SECTION 2.10 Illegality. Notwithstanding any other provision of this Agreement, if any Term Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority having relevant jurisdiction asserts that it is unlawful, for any Term Lender or its Applicable Office to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder: (i) each LIBOR Loan made by such Term Lender will automatically, upon such demand, Convert into a Base Rate Loan, as the case may be; and (ii) the obligation of such Term Lender to make LIBOR Loans or to Convert Loans into LIBOR Loans shall be suspended until such Term Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

      SECTION 2.11 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (Atlantic Standard Time) on the day when due in U.S. dollars to the respective Term Lender in same day funds.

      (b) All computations of interest based on the Base Rate, LIBOR Rate and of facility fees shall be made by each Term Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each such determination of an interest rate hereunder shall be conclusive and binding for all purposes, absent error in the calculation of such interest rate.

      (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (d) Unless the Required Lenders shall have received notice from the Borrower prior to the time on which any payment is due to the Term Lenders hereunder that the Borrower will not make such payment in full, each Term Lender may assume that the Borrower has made such payment in full on such date.

      SECTION 2.12 Taxes. (a) Subject to subsections (e) and (f) below, any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding, in the case of each Term Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). Subject to subsections (e) and (f) below, if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Term Lender: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Term Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, the Borrower agrees to pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes as a result of the introduction of or any change in or in the interpretation of any law or regulation after the Effective Date (hereinafter referred to as "Other Taxes").

      (c) Subject to subsections (d), (e) and (f) below, the Borrower shall indemnify each Term Lender for the full amount of Taxes or Other Taxes (to the extent not previously paid under subsection (a) or (b) above) imposed on or paid by such Term Lender and any liability (including penalties, interest and expenses but excluding any taxes imposed by any jurisdiction on amounts payable under this Section 2.12) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Term Lender makes written demand therefor.

      (d) Notwithstanding anything else contained in this Section 2.12, the Borrower shall only be required to pay additional sums with respect to Taxes, to a Term Lender pursuant to subsection (a), (b) or (c) above if the obligation to pay such Taxes results from such Term Lender being subject to any Taxes as a result of: (i) any amendment to the laws (or any regulations thereunder), or any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority adopted or enacted after the date hereof (or in the case of an Additional Lender, the date such entity becomes an Additional Lender); (ii) an amendment, modification or revocation of any existing applicable tax treaty ratified, enacted or amended after the date hereof (or in the case of an Additional Lender, the date such entity becomes an Additional Lender); or (iii) the ratification of a new tax treaty ratified after the date hereof (or in the case of an Additional Lender, the date such entity becomes an Additional Lender).

      (e) In the event that the Borrower makes an additional payment under
Section 2.12(a) or 2.12(c) for the account of any Term Lender and such Term Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a credit against, or relief or remission from, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Term Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Term Lender shall, in its sole opinion, have determined is attributable to such deduction or withholding and will leave such Term Lender (after such payment) in no worse position than it would have been had the Borrower not been required to make such deduction or withholding. Nothing contained herein shall: (i) interfere with the right of a Term Lender to arrange its tax affairs in whatever manner it thinks fit; or (ii) oblige any Term Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof; or (iii) require any Term Lender to take or refrain from taking any action that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled. Each Term Lender shall reasonably cooperate with the Borrower at the Borrower's written request and sole expense, in contesting any Taxes or Other Taxes the Borrower would bear pursuant to this Section 2.12, provided, however, that: (i) no tax return of such Term Lender is or would be held open as a result of such contest; (ii) such Term Lender is required to reopen a tax year that has already closed; and (iii) such Term Lender shall, in the sole opinion of such Term Lender, respectively, have determined that such contest will leave such Term Lender in no worse position than it would have been in had it not contested such Taxes or Other Taxes. Nothing contained herein shall interfere with the right of a Term Lender to arrange its tax affairs in whatever manner it thinks fit, if in the sole judgment of such Term Lender, such contest would be disadvantageous to such Term Lender. In pursuing a contest, such Term Lender will be represented by counsel of such Term Lender's choice, and will defend against, settle or otherwise control the contest and will not relinquish control or decision making over the contest.

      (f) Any Term Lender claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize such additional amounts and to change, to the extent such Term Lender has at such time additional lending offices in existence, its Applicable Lending Office, if the making of such a change would avoid the need for, or reduce the amount of, any additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Term Lender, be otherwise notably disadvantageous to such Term Lender. The Borrower shall reimburse such Term Lender for such Term Lender's reasonable expenses incurred in connection with such change or in considering such a change in an amount not to exceed the Borrower's pro rata share of such expenses based on such Term Lender's pro rata share of the Loan and the total lending commitments and loans of such Term Lender to its similarly situated customers.

      SECTION 2.13 Sharing of Payments, Etc. If any Term Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its pro rata share of the Loan (other than pursuant to Section 2.09, 2.12, 9.01(b), 9.04(c) or 9.07) in excess of its ratable share of payments on account of the Loan obtained by all the Term Lenders, such Term Lender shall forthwith purchase from the other Term Lenders such participations in Loan owing to them as shall be necessary to cause such purchasing Term Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Term Lender, such purchase from each Term Lender shall be rescinded and such Term Lender shall repay to the purchasing Term Lender the purchase price to the extent of such recovery together with an amount equal to such Term Lender's ratable share (according to the proportion of: (i) the amount of such Term Lender's required repayment to
(ii) the total amount so recovered from the purchasing Term Lender) of any interest or other amount paid or payable by the purchasing Term Lender in respect of the total amount so recovered. The Borrower agrees that any Term Lender so purchasing a participation from another Term Lender by delivering payment pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Term Lender were the direct creditor of the Borrower in the amount of such participation.

      SECTION 2.14 Use of Proceeds. The proceeds of the Term Credit Advance shall be available (and the Borrower agrees that it shall use such proceeds) solely for working capital and general corporate purposes of the Borrower and its Subsidiaries, including the payment or refinancing of other Debt of the Borrower; provided that such proceeds shall not be used for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

      SECTION 3.01 Conditions Precedent to Effectiveness of Section 2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

      (a) There shall have occurred no Material Adverse Change since December 31, 2001.

      (b) There shall exist no action, suit, investigation, litigation or proceeding affecting either of the Loan Parties or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that: (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation"); or (ii) is initiated by any Person other than the Initial Lender in its capacity as Initial Lender that purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no material adverse change in the status, or financial effect on any Loan Party, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

      (c) All governmental and third party consents and approvals necessary in connection with the execution, delivery and performance of this Agreement and the Notes shall have been obtained (without the imposition of any conditions that could reasonably be expected to materially adversely affect the ability of either Loan Party to perform its obligations hereunder) and shall remain in effect, and no law or regulation shall be applicable that restrains, prevents or imposes adverse conditions upon the transactions contemplated hereby that could reasonably be expected to materially adversely affect the ability of either Loan Party to perform its obligations hereunder.

      (d) The Borrower shall have notified the Initial Lender in writing of the proposed Effective Date.

      (e) The Borrower shall have paid all invoiced fees and expenses of the Initial Lender.

      (f) On the Effective Date, the following statements shall be true and the Initial Lender shall have received a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

            (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

            (ii) No event has occurred and is continuing that constitutes a Default.

      (g) The Initial Lender shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Initial Lender and (except for the Term Credit Notes):

            (i) The Term Credit Note to the order of the Initial Lender.

            (ii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated by this Agreement and the Notes and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

            (iii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of each Loan Party authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

            (iv) A certificate, in substantially the form of Exhibit C hereto, attesting to the Solvency of each Loan Party after giving effect to the Borrowings contemplated hereunder, from the chief financial officer of each such Loan Party.

            (v) A favorable opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP, special New York counsel for the Loan Parties, substantially in the form of Exhibit D hereto.

            (vi) A favorable opinion of Jose E. Arroyo-Davila, general counsel for the Loan Parties, substantially in the form of Exhibit E hereto.

      SECTION 3.02 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Term Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Term Lenders unless an officer of the Initial Lender responsible for the transactions contemplated by this Agreement shall have received notice from such Term Lender prior to the date that the Borrower, by notice to the Term Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Initial Lender shall promptly notify the Term Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

      (a) (i) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(ii) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

      (b) The execution, delivery and performance by each Loan Party of this Agreement and the Notes executed by it and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene: (i) such Loan Party's charter or by-laws (or other equivalent organizational documents); or (ii) any law or any material contractual restriction binding on or affecting such Loan Party or, to the knowledge of the chief financial officer of the Borrower, any other contract the breach of which would limit the ability of either Loan Party to perform its obligations under this Agreement or the Notes; and (iii) will not result in the creation or imposition of any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of any agreement or instrument.

      (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by either Loan Party of this Agreement or the Notes.

      (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement has been duly executed and delivered by the Guarantor. Assuming that this Agreement has been duly executed by the Initial Lender, this Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms. Assuming that this Agreement has been duly executed by the Initial Lender, this Agreement is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

      (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young, independent public accountants, copies of which have been furnished to the Initial Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles consistently applied.

      (f) There is no pending or (to the knowledge of either Loan Party) threatened action or proceeding, including, without limitation, any Environmental Action, affecting either Loan Party or any of its Subsidiaries before any court, governmental agency or arbitrator that is initiated by any Person other than the Initial Lender in its capacity as Initial Lender that purports to affect the legality, validity or enforceability of this Agreement or any Note.

      (g) Neither the Borrower nor any of its Subsidiaries is an Investment Company, as such term is defined in the Investment Company Act of 1940, as amended.

      (h) Neither Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Credit Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      (i) Each of the Loan Parties has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

      (j) Pari Passu Status. (i) The obligations of the Loan Parties hereunder and under the Notes, and the obligations of the Loan Parties under the Commercial Paper Program, the ANZ Indebtedness, the Citibank Indebtedness, the BPOP Indebtedness and the BBVA Indebtedness are of equal priority (pari passu); and (ii) except for any rights to set-off in favor of the agent(s) or the lenders under Section 8.05 of the Five-Year Credit Agreement (as described in the definition of Citibank Indebtedness), no Lien over any Property of the Loan Parties has been granted in favor of the lenders party to such agreement, as security for the obligations of the Borrower and its Subsidiaries under the Commercial Paper Program, the ANZ Indebtedness, the Citibank Indebtedness, the BPOP Indebtedness and the BBVA Indebtedness.

      (k) No Agency Relationship. The Borrower understands and agrees that neither the Initial Lender nor any Additional Lender is the agent or representative of the Borrower, and this Agreement shall not be construed to make the Initial Lender or any such Additional Lender liable to any third parties for any obligations of the Borrower or any of its Subsidiaries in connection with the operation and administration of their respective businesses.

                                   ARTICLE V

                          COVENANTS OF THE LOAN PARTIES

      SECTION 5.01 Affirmative Covenants. So long as the Loan shall remain unpaid, each Loan Party will:

      (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect.

      (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent: (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its Property; and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its Property; provided, however, that neither any Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its Property and becomes enforceable against its other creditors and the aggregate of such Liens would have a Material Adverse Effect.

      (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates; provided, however, that such Loan Party and its Subsidiaries may self-insure to the extent consistent with prudent business practice.

      (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), licenses and franchises; provided, however, that each Loan Party and its Subsidiaries may consummate any transaction permitted under Section 5.02(b) and provided further that neither any Loan Party nor any of its Subsidiaries shall be required to preserve any license, right or franchise if the senior management of such Loan Party or of such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Loan Party or such Subsidiary.

      (e) Visitation Rights. During normal business hours and upon reasonable notice from time to time, permit any of the Term Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of (excluding any confidential information), and visit the properties of, such Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and any of its Subsidiaries with the appropriate representatives of such Loan Party and together with the appropriate representatives of such Loan Party's independent certified public accountants.

      (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

      (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its material Properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

      (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates, other than the other Loan Party: (i) on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate except where the failure to do so, in the aggregate, would not have a Material Adverse Effect; (ii) as required by the Federal Communications Commission's rules and regulations for transactions among affiliates; or (iii) as contemplated by the Management Agreement and the Technology Transfer Agreement (each such agreement as defined in the Stock Purchase Agreement).

      (i)   Reporting Requirements.  Furnish to the Term Lenders:

            (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer or controller of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer, treasurer or controller of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation showing the calculations used for purposes of Section 5.03;

            (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audited report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Initial Lender by Ernst & Young or other independent public accountants of nationally recognized standing, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation showing the calculations used for purposes of
      Section 5.03;

            (iii) as soon as possible and in any event within five Business Days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer, treasurer or controller of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

            (iv) promptly after the sending or filing thereof, copies of any quarterly and annual reports and proxy solicitations that either Loan Party sends to any of its securityholders, and copies of any reports on Form 8-K that such Loan Party files with the Securities and Exchange Commission (other than reports on Form 8-K filed solely for the purpose of incorporating exhibits into a registration statement previously filed with the Securities and Exchange Commission);

            (v) prompt notice of all actions and proceedings before any court, governmental agency or arbitrator affecting either Loan Party or any of its Subsidiaries of the type described in Section 3.01(b); and

            (vi) such other information respecting either Loan Party or any of its Subsidiaries as any Term Lender through the Initial Lender may from time to time reasonably request.

      (j) Further Assurances. The Borrower will execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time, promptly at the request of any of the Term Lenders, all such instruments and documents as in the reasonable opinion of such Term Lender are necessary to carry out the intent and purpose of this Agreement and the Notes.

      (k) Performance of Agreements. The Borrower will take all action and do all things which it is authorized by law or contract to take and to do in order to perform and observe and to cause the Guarantor to perform and observe, all covenants and agreements on its or their part to be performed and observed under this Agreement and the Notes.

      (l) Pari Passu Status. So long as any Commitments are available, or any amounts under the Notes are outstanding hereunder, (i) the obligations of the Loan Parties hereunder and under the Notes shall remain of equal priority (pari passu) with the obligations of the Loan

Parties under the Commercial Paper Program, the ANZ Indebtedness, the Citibank Indebtedness, the BPOP Indebtedness and the BBVA Indebtedness and (ii) the Borrower will notify HSBC of any material amendments or modifications to the financial covenants set forth in the legal documentation evidencing each of the ANZ Indebtedness, the Citibank Indebtedness, the BPOP Indebtedness or the BBVA Indebtedness and will, upon HSBC's request, amend this Agreement to include such amendments or modifications.

      (m) Certain Obligations Respecting Subsidiaries. The Borrower will take such action, and will cause each of its Significant Subsidiaries and any Significant Subsidiary formed with the intent of merging with or into a Person that will be a Significant Subsidiary subject to this provision to take such action, from time to time as shall be necessary to ensure that all Significant Subsidiaries of the Borrower are party to, as Loan Parties, the Guaranty provided in Article VII hereof. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Significant Subsidiaries shall form or acquire any new Significant Subsidiary, the Borrower or the respective Significant Subsidiary will cause such new Significant Subsidiary to:
(i) become a party hereto and to the Guaranty pursuant to a written instrument in form and substance satisfactory to the Initial Lender; and (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as is consistent with those delivered by each Loan Party pursuant to Section 3.01 hereof, or as any Term Lender shall have reasonably requested.

      SECTION 5.02 Negative Covenants. So long as the Loan shall remain unpaid, the Borrower will not:

      (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign for security purposes (but not in connection with a bona fide sale thereof), or permit any of its Subsidiaries to assign for security purposes (but not in connection with a bona fide sale thereof), any right to receive income; provided that nothing in this Section 5.02 shall be construed to prevent or restrict the following:

            (i) Permitted Liens,

            (ii) purchase money Liens upon or in any real Property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such Property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such Property or equipment, or Liens existing on such Property or equipment at the time of its acquisition or conditional sales or other similar title retention agreements with respect to Property hereafter acquired or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any Properties of any character other than the real Property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

            (iii) the Liens existing on the Effective Date and described on
      Schedule 5.02(a) hereto and other undisclosed Liens existing on the Effective Date securing obligations in aggregate amount not to exceed $10,000,000,

            (iv) Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any of its Subsidiaries; provided that any such Liens that were created during the period immediately prior to such merger, consolidation or acquisition were created in the ordinary course of business of such Person and the Debt secured by such Liens does not exceed the fair market value of the assets (including intangible assets) of such Person so merged into or consolidated with the Borrower or any of its Subsidiaries,

            (v) the replacement, extension or renewal of any Lien permitted by clauses (iii) and (iv) above upon or in the same Property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or extension of the final maturity date) of the Debt secured thereby,

            (vi) Liens not otherwise permitted pursuant to clauses (i) through
      (v) above securing obligations not to exceed at any one time the amount of $10,000,000, and

            (vii) Liens on Property of a Receivables Subsidiary created in connection with a Permitted Receivables Financing.

      (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that: (i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of its Property or assets to, any other Subsidiary of the Borrower; (ii) any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower; and (iii) the Borrower may merge with any Subsidiary of Verizon so long as the surviving corporation assumes to the reasonable satisfaction of the Initial Lender all obligations of the Borrower hereunder and under the Notes, and the Guarantor confirms in writing its guarantee obligations hereunder upon the occurrence of and following such merger, and provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

      (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except: (i) as required or permitted by generally accepted accounting principles; or (ii) where the effect of such change, together with all other changes in accounting policies or reporting practices made pursuant to this clause (ii) since the Effective Date, is immaterial to the Borrower and its Subsidiaries taken as a whole.

      (d) Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

            (i) Debt owed to the Borrower or to a wholly owned Subsidiary of the Borrower (it being understood that such Debt includes any Debt incurred:
      (A) in
      connection with the Purchase; and (B) under any contribution agreement entered into by and between the Guarantors in connection with the Purchase, the Bonds and any of the Subsidiary Existing Debt),

            (ii) Debt which may be incurred in connection with the Subsidiaries' guarantee of the Bonds or any refunding or refinancing, in whole or in part, of the Bonds,

            (iii) Debt which may be borrowed and outstanding from time to time under the credit agreements existing on and as of the Effective Date and described on Schedule 5.02(d) hereto (the "Subsidiary Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Subsidiary Existing Debt, provided that the principal amount of such Subsidiary Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

            (iv) unsecured Debt incurred in the ordinary course of business aggregating for the Guarantor not more than $150,000,000 at any one time outstanding,

            (v) Debt in respect of operating leases,

            (vi) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and

            (vii) Debt incurred by a Receivables Subsidiary created in connection with a Permitted Receivables Financing.

            (viii) Debt which may be incurred in connection with the Guarantor's guarantee of the notes issued under the Commercial Paper Program pursuant to the Commercial Paper Program Guaranty.

      SECTION 5.03 Financial Covenants. So long as the Loan shall remain unpaid, the Borrower will:

      (a) Debt to EBITDA Ratio. Maintain a Debt to EBITDA Ratio, as at the end of each fiscal quarter of the Borrower, of not more than 4.0:1.0.

      (b) EBITDA to Interest Ratio. Maintain an EBITDA to Interest Ratio, as at the end of each fiscal quarter of the Borrower, of not less than 3.25:1.0.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

      (a) The Borrower shall fail to pay the principal of the Loan when the same becomes due and payable; or the Borrower shall fail to pay any interest on the Loan within five Business Days after the same becomes due and payable; or any fees or other amounts payable under this Agreement or any Note are not paid within five Business Days after the same becomes due and payable; or

      (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

      (c) (i) Either Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h), (i)(iii) or
(i)(v), 5.02 or 5.03; (ii) either Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(i) (other than clauses
(iii) and (v) thereof) if such failure shall remain unremedied for five Business Days after written notice thereof shall have been given to such Loan Party by any Term Lender; or (iii) either Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Loan Party by any Term Lender; or

      (d) Article VII is breached by the Guarantor or shall cease to be in full force and effect or the Guarantor shall so state in writing; or

      (e) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or, in the case of Hedge Agreements, net amount, of at least $20,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be) (the "Requisite Amount"), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the later of five Business Days and the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any such Debt aggregating the Requisite Amount shall be declared due and payable in accordance with its terms or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt aggregating the Requisite Amount and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt aggregating the Requisite Amount shall be required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased in accordance with its terms, or any offer to prepay, redeem, purchase or defease such Debt shall be required to be made in accordance with its terms, in each case prior to the stated maturity thereof where the cause of such prepayment, redemption, purchase or defeasance or offer therefor is the occurrence of an event or condition that is premised on a material adverse deterioration of the financial condition, results of operation or properties of the Borrower or any of its Subsidiaries, provided that with respect to Debt aggregating the Requisite Amount of the types described in clause (h); or (i) of the definition of "Debt" and to the extent such Debt relates to the obligations of any Person other than the Borrower or any of its Subsidiaries, no Event of Default shall occur so long as the payment of such Debt is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; or any event shall occur or condition shall exist under any agreement or instrument relating to any Debt that is outstanding in a principal or, in the case of Hedge Agreements, net amount, of at least $40,000,000 and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Debt; or

      (f) The Borrower or any of its Subsidiaries shall generally not pay their respective debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or the Borrower or its Subsidiaries shall take any corporate action to authorize any of the actions set forth in this subsection (f) under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; or

      (g) Any judgment or order for the payment of money in excess of $30,000,000 shall be rendered against the Borrower or its Subsidiaries and enforcement proceedings shall have been commenced by any creditor upon such judgment or order for which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if and for so long as: (i) (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer or insurers covering payment thereof; (B) such insurer shall be rated, or, if more than one insurer, at least 90% of such insurers as measured by the amount of risk insured, shall be rated, at least "A-" by A.M. Best Company or its successor or its successors; and (C) such insurer(s) has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or (ii) (A) the amount of such judgment or order is covered by a valid and binding indemnification agreement between the defendant and an indemnitor; (B) such indemnitor shall have a rating for any class of its non-credit enhanced long-term senior unsecured debt of not lower than BBB+ by S&P or Baa3 by Moody's; and (C) such indemnitor has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

      (h) (i) After the Effective Date, GITI or any entity controlling GITI shall cease for any reason to maintain, directly or indirectly, the Controlling Interest; or (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of GITI or other Person holding the Controlling Interest (or other securities convertible into such Voting Stock) representing more of the combined voting power of all Voting Stock of GITI or such other Person than that owned by Verizon or its Subsidiaries; or (iii) Verizon or its Subsidiaries shall fail to have the ability to appoint a majority of the Board of Directors of GITI or other Person holding the Controlling Interest or the business and affairs of GITI or such other Person shall not be managed by or under the direction of such Board of Directors; or
(iv) the Borrower shall for any reason cease to own 100% of the Voting Stock of the Guarantor; or

      (i) Either Loan Party or its ERISA Affiliates shall incur, or shall be reasonably likely to incur, liability that would have a Material Adverse Effect as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of such Loan Party or its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Initial Lender shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code: the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                    GUARANTY

      SECTION 7.01 Guaranty; Limitation of Liability. (a) The Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under this Agreement or any Note, whether for principal, interest, fees, expenses or otherwise (such obligations, to the extent not paid by the Borrower or specifically waived in accordance with
Section 8.01, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by Term Lenders in enforcing any rights under this Article VII ("this Guaranty"). Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Term Lenders under this Agreement or any Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

      (b) (i) The Guarantor and, by its acceptance of this Guaranty, the Initial Lender and each Additional Lender, hereby confirms that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or fraudulent conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal, state or Commonwealth of Puerto Rico law to the extent applicable to this Guaranty. To effectuate the foregoing intention, the Initial Lender, each Additional Lender and the Guarantor hereby irrevocably agrees that the obligations of the Guarantor under this Guaranty shall not exceed the greater of: (A) the benefit realized by the Guarantor from the proceeds of loans made from time to time out of the proceeds of the Loan by the Borrower to the Guarantor; and (B) the maximum amount that will, after giving effect to such maximum amount and all other probable contingent and fixed liabilities of the Guarantor that are relevant under applicable law and result in the obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or fraudulent conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or Commonwealth of Puerto Rico law for the relief of debtors.

            (ii) This is a guaranty of payment and not of collection, and is the primary obligation of the Guarantor; and any Term Lender may, subject to the terms and conditions hereof, enforce this Guaranty against the Guarantor without any prior enforcement of the Guaranteed Obligations against the Borrower and/or without any prior enforcement of any other collateral security held by the Term Lenders as security for the payment and performance of the Borrower's obligations to the Term Lenders.

      SECTION 7.02 Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Term Lender with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and, to the maximum extent permitted by law, the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

      (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement or instrument relating hereto;

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

      (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

      (d) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

      (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Initial Lender or any Additional Lender that might otherwise constitute a defense available to, or a discharge of, the Guarantor, the Borrower or any other guarantor or surety other than payment when due.

      This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Term Lender upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor or otherwise, all as though such payment had not been made.

      SECTION 7.03 Waiver. (a) The Guarantor hereby waives the right to require application in respect of the Property of the Borrower, promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Term Lender exhaust any right or take any action against the Borrower or any other Person or any collateral. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 7.03 is knowingly made in contemplation of such benefits. The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

      (b) So far as the Guarantor is concerned, any of the Term Lenders may, at any time and from time to time, without the consent of or notice to the Guarantor, and without impairing or releasing any of the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

            (i) exercise or refrain from exercising any rights against the Borrower or others (including, without limitation, any other guarantor of payment of the Guaranteed Obligations) or otherwise act or refrain from acting, whether under the Credit Agreement or under rights and remedies that the Term Lenders may now or hereafter have under any collateral given thereunder or henceforth; and when making any demand hereunder against the Guarantor, the Term Lenders may, but shall be under no obligation to, make a similar demand on any other guarantor of payment of the Guaranteed Obligations, and any failure by the Term Lenders to make any such demand or to collect any payments from any other guarantor or any release of another guarantor of payment of the Guaranteed Obligations shall not relieve the Guarantor of its obligations and liabilities hereunder, and shall not release, impair or affect the rights and remedies, express or implied, or as a matter of law, of the Term Lenders against the Guarantor (for the purposes hereof, "demand" shall include the commencement and continuation of any legal proceedings);

            (ii) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Term Lenders;

            (iii) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower hereunder to the Initial Lender and/or the Term Lenders, regardless of what liability or liabilities of the Borrower remain unpaid; and

            (iv) amend or otherwise modify, consent to or waive any breach of, or any act, omission or Default under, this Agreement and the Notes or any other agreements, instruments or documents referred to therein or executed and delivered pursuant thereto or in connection therewith, and this Guaranty shall apply to the Guaranteed Obligations as set forth in each of such documents as so amended and modified. Any such action taken by any of the Term Lenders shall not impair or release any of the obligations of the Guarantor hereunder.

      SECTION 7.04 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall: (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date; (b) be binding upon the Guarantor, its successors and assigns; and (c) inure to the benefit of and be enforceable by the Initial Lender and the Additional Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Term Lender may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of the Loan owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Term Lender herein or otherwise, in each case as provided in Section 8.07.

      SECTION 7.05 Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Term Lender against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Termination Date shall have occurred. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Term Lenders and shall forthwith be applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If: (i) the Guarantor shall make payment to any Term Lender of all or any part of the Guaranteed Obligations; (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash; and (iii) the Termination Date shall have occurred, the Term Lenders will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01 Amendments, Etc. (a) Any provision of this Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Borrower, the Initial Lender and the Required Lenders, or by the Borrower and the Initial Lender acting with the consent of the Required Lenders, and any provision of this Agreement may be waived by the Required Lenders or by the Initial Lender acting with the consent of the Required Lenders; provided that: no modification, supplement or waiver shall, unless by an instrument signed by all of the Term Lenders or by the Initial Lender acting with the consent of all of the Term Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments; (ii) reduce or terminate, other than reductions or termination of Commitments made by the Borrower as permitted in Section 2.02 hereof, the Commitment(s) of any Term Lender; (iii) extend the date fixed for the payment of principal of or interest on any Term Credit Advance, or any fee hereunder; (iv) reduce the amount of any such payment of principal; (v) reduce the rate at which interest is payable thereon or any fee is payable hereunder;
(vi) alter the rights or obligations of the Borrower to prepay Loans; (vii) alter the terms of this Section 8.01; (viii) modify the definition of the term "Required Lenders", or modify in any other manner the number or percentage of the Term Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; (ix) release any Guarantor from any of its guarantee obligations under Article VII hereof; or (x) waive any of the conditions precedent set forth in Article III hereof.

      SECTION 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered by hand or by courier, if to the Borrower, at

            Telecomunicaciones de Puerto Rico, Inc.
            1515 Roosevelt Avenue
            12th Floor,
            Guaynabo, Puerto Rico 00968
            or
            P.O. Box 360998
            San Juan, Puerto Rico 00936-0998,
            Attention: W. Jack Reagan, Vice President
                       Chief Financial Officer
            Facsimile No: (787) 749-9024

            with a copy to

            Jose Arroyo
            Vice President and General Counsel
            Telecomunicaciones de Puerto Rico, Inc.

            1515 Roosevelt Avenue
            12th Floor
            Guaynabo, Puerto Rico 00968
            Facsimile No: (787) 782-9545

            if to PRTC, at

            Puerto Rico Telephone Company, Inc.
            1515 Roosevelt Avenue
            12th Floor,
            Guaynabo, Puerto Rico 00968
            or
            P.O. Box 360998
            San Juan, Puerto Rico 00936-0998,
            Attention: W. Jack Reagan, Vice President
                       Chief Financial Officer
            Facsimile No: (787) 749-9024

            with a copy to

            Jose Arroyo
            Vice President and General Counsel
            Telecomunicaciones de Puerto Rico, Inc.
            1515 Roosevelt Avenue
            12th Floor
            Guaynabo, Puerto Rico 00968
            Facsimile No: (787) 782-9545

if to the Initial Lender, at its Applicable Lending Office specified opposite its name on Schedule I hereto; or, as to any Loan Party, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Initial Lender. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the first class mails or, in the case of international delivery, when deposited with mails or couriers that deliver within two Business Days or telecopied, provided that notices and communications to the Initial Lender pursuant to Article II or III shall not be effective until received by the Initial Lender, and provided, further, that notices and communications to any Person required to be provided hereunder within five Business Days shall only be made by hand or via telecopy or courier. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

      SECTION 8.03 No Waiver; Remedies. No failure on the part of any Term Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 8.04 Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Initial Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of the legal counsel for the Initial Lender, provided that such fees and expenses shall not in the aggregate be in excess of $30,000. Such expenses shall be paid by the Borrower upon presentation of an itemized statement of account (after the Borrower has had reasonable time to review such statement of account) following consummation of the transactions contemplated by this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Term Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for each Term Lender in connection with the enforcement of rights under this Section 8.04(a).

      (b) The Borrower agrees to indemnify and hold harmless each Term Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with: (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Term Credit Advance; or (ii) the actual or alleged presence of Hazardous Materials on any Property of the Borrower or any of their respective Subsidiaries or any Environmental Action relating in any way to the Borrower or any of their respective Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense: (A) is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; (B) arises from disputes among two or more Term Lenders (but not including any such dispute that involves a Term Lender to the extent such Term Lender is acting in any different capacity under the Credit Agreement or the Notes or to the extent that it involves the Initial Lender's syndication activities); or (C) arises from or relates to a breach by such Indemnified Party of its obligations under this Agreement. The Borrower also agrees not to assert any claim against any Term Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Term Credit Advance.

      (c) If any payment of principal of, or Conversion of, any LIBOR Loan is made by the Borrower (or pursuant to Section 8.01(b)) to or for the account of a Term Lender other than on the last day of the Interest Period for such LIBOR Loan, as a result of a payment, prepayment or Conversion pursuant to this Agreement or acceleration of the maturity of the Notes pursuant to Section 6.01, the Borrower shall, upon demand by such Term Lender (with a copy of such demand to the Initial Lender), pay to the Initial Lender for the account of such Term Lender any amounts required to compensate such Term Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Term Lender to fund or maintain such LIBOR Loan.

      (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

      SECTION 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default; and (ii) the making of the request or the granting of the consent specified by Section 6.01 by the Required Lenders to authorize the Initial Lender to declare the Notes due and payable pursuant to the provisions of Section 6.01 and notice to the Borrower as required under
Section 6.01, each Term Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Term Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement and the Note held by such Term Lender, whether or not such Term Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Term Lender agrees promptly to notify the applicable Loan Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Term Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Term Lender and its Affiliates may have.

      SECTION 8.06 Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Initial Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantor, the Initial Lender, each Additional Lender and their respective successors and assigns, except that neither the Borrower nor the Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Term Lenders.

      SECTION 8.07 Assignments and Participations. (a) Each Term Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld) and, if demanded by the Borrower pursuant to Section 8.01(b) or following a request for a payment to or on behalf of such Term Lender under Section 2.09 or
Section 2.12 or following a notice given by such Term Lender pursuant to Section 2.10, upon at least ten Business Days' notice to such Term Lender, will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the pro rata share of the Loan owing to it and the Term Credit Note or Notes held by it); provided, that the Borrower may make demand with respect to a Term Lender that has given notice pursuant to Section 2.10 only if the Borrower makes such demand of all Term Lenders similarly situated that have given such notice;

provided, further, that: (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the Term Credit Notes; (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Term Lender, or an assignment of all of a Term Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Term Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; (iii) each such assignment shall be to an Eligible Assignee; (iv) each such assignment made as a result of a demand by the Borrower shall be arranged by the Borrower after consultation with the Borrower and shall be either an assignment of all of the rights and obligations of the assigning Term Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Term Lender under this Agreement; (v) no Term Lender shall be obligated to make any such assignment as a result of a demand by the Borrower unless and until such Term Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan owing to such Term Lender, together with accrued interest thereon to the date of payment of such principal and all other amounts payable to such Term Lender under this Agreement; (vi) no Term Lender shall at any time have more than two (2) assignees, if one of such assignees is not the Initial Lenders; and
(vii) the parties to each such assignment shall execute and deliver to the Initial Lender, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Term Credit Notes subject to such assignment and a processing and recordation fee of $2,500 (which shall be paid by Persons other than the Borrower unless such assignment is made as a result of a demand by the Borrower). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance; (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Term Lender hereunder; and
(y) the Term Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights other than rights of indemnification under
Section 8.04 or otherwise relating to a time prior to the effective date of such Assignment and Acceptance and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Term Lender's rights and obligations under this Agreement, such Term Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the Term Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Term Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Term Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon such assigning Term Lender or any other Term Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Term Lender.

      (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Term Lender, an assignee representing that it is an Eligible Assignee and the Borrower, together with the Term Credit Note or Notes subject to such assignment, the Initial Lender shall, if such Assignment and Acceptance has been completed: (i) accept such Assignment and Acceptance; (ii) record the information contained therein in the Register; and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Initial Lender in exchange for the surrendered Term Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Pro rata share of the Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Term Lender has retained a Pro rata share of the Loan hereunder a new Term Credit Note to the order of the assigning Term Lender in an amount equal to the Pro rata share of the Loan retained by it hereunder. Such new Term Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Term Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance.

      (d) The Initial Lender shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Term Lenders and the principal amount of the Loan owing to, each Term Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Initial Lender and the Term Lenders may treat each Person whose name is recorded in the Register as a Term Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Term Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Each Term Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loan owing to it and the Notes held by it); provided, however, that: (i) such Term Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged; (ii) such Term Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Term Lender shall remain the holder of any such Note for all purposes of this Agreement; (iv) the Borrower, the Initial Lender and the other Term Lenders shall continue to deal solely and directly with such Term Lender in connection with such Term Lender's rights and obligations under this Agreement; and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except that a Term Lender may agree with a participant as to the manner in which the Term Lender shall exercise the Term Lender's rights to approve any amendment, waiver or consent to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

      (f) Any Term Lender may at any time, create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loan owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, provided, however, that no such assignment shall have the effect of increasing the costs payable by the Borrower.

      SECTION 8.08 Nondisclosure. None of the Term Lenders or any Affiliate thereof shall disclose without the prior consent of the Borrower (other than to another Term Lender or any such Affiliate, their respective directors, employees, auditors, affiliates or counsel who shall agree to be bound by the terms of this provision) any information with respect to the Loan Parties or any Subsidiary thereof contained in financial statements, projections or reports provided to any Term Lender or any Affiliate thereof by, or on behalf of, the Loan Parties or any Subsidiary, provided that any Term Lender or any Affiliate thereof may disclose any such information: (a) as has become generally available to the public in a manner, or through actions, which do not violate the terms of this Section 8.08; (b) to, or as may be required or appropriate in any report, statement or testimony submitted to, any municipal, state, Commonwealth of Puerto Rico, or federal regulatory body having or claiming to have jurisdiction over any Term Lender or any Affiliate thereof or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors; (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; (d) in order to comply with any law, order, regulation or ruling applicable to any Term Lender or any Affiliate thereof; and (e) to a prospective co-lender or participant in the amounts outstanding hereunder, provided, however, that such prospective co-lender or participant executes an agreement containing provisions substantially identical to those contained in this Section
8.08 and which shall by its terms inure to the benefit of the Borrower and provided, further, that to the extent practicable, each Term Lender and its respective Affiliates shall use reasonable best efforts to provide prior written notice of such disclosure to the Borrower.

      SECTION 8.09 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

      SECTION 8.10 Jurisdiction, Etc. (a) Each of the Loan Parties hereby agrees that any suit, action or proceeding with respect to this Agreement or the Notes or any other document executed hereunder to which it is a party or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York sitting in Manhattan, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

      (b) Each of the Loan Parties hereby irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by any Term Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Nothing herein shall in any way be deemed to limit the ability of any Term Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Loan Parties in such other jurisdictions, and in such manner, as may be permitted by applicable law.

      (c) Each of the Loan Parties hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any document executed hereunder brought in any such court and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      SECTION 8.11 Waiver of Jury Trial. Each of the Borrower, the Guarantor, the Initial Lender and any Additional Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Initial Lender or any Additional Lender in the negotiation, administration, performance or enforcement thereof.

      SECTION 8.12 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated by reference herein as part of this Agreement with the same effect as if set forth in the body hereof.

      SECTION 8.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                            [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Term Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              TELECOMUNICACIONES DE PUERTO RICO, INC., as Borrower

                              By:
                                     ---------------------------------------
                                     W. Jack Reagan
                                     Vice President
                                     Chief Financial Officer


                              PUERTO RICO TELEPHONE COMPANY, INC.,
                              as Guarantor

                              By:
                                     ---------------------------------------
                                     W. Jack Reagan
                                     Vice President
                                     Chief Financial Officer


                              HSBC BANK USA,
                              as Initial Lender

                              By:
                                     ---------------------------------------
                              Name:  R. Mackereth Ruckman
                              Title: Senior Vice President

Schedules

Schedule I - List of Applicable Lending Offices

SCHEDULE I

                                  The Initial Lender
Commitment:  $50,000,000          HSBC BANK USA

                                  By:
                                         ---------------------------------------
                                  Name:  R. Mackereth Ruckman
                                  Title: Senior Vice President

Applicable Lending Office(s):     452 Fifth Avenue
                                  New York, NY 10018
                                  Attention: Lydia Rivera, Fifth Floor
                                  Telecopier: 212-525-2570